      As filed with the Securities and Exchange Commission on May 2, 1995

                                                   Registration No. 33-_______

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ___________________

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ___________________


                           HOUGHTON MIFFLIN COMPANY
        ----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Massachusetts                                             04-1456030
- ---------------------------------                         ---------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)



        222 Berkeley Street, Boston, Massachusetts 02116, 617-351-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ___________________


                           HOUGHTON MIFFLIN COMPANY
                         1995 STOCK COMPENSATION PLAN
                             (Full Title of Plan)

                             PAUL D. WEAVER, ESQ.
                  Senior Vice President and General Counsel
                             222 Berkeley Street
                         Boston, Massachusetts 02116
                                 617-351-5000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                             ___________________


                        Calculation of Registration Fee
- --------------------------------------------------------------------------------------------
                                                 Proposed         Proposed
                                                 maximum          maximum
                               Amount            offering         aggregate      Amount of
 Title of securities           to be               price          offering      registration
  to be registered          registered (1)       per share         price            fee
- ---------------------       --------------       ---------       -----------    ------------
Common Stock, par
value $1.00 per share           900,000          $46.50(2)       $41,850,000     $14,429.88


- --------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Houghton Mifflin Company Common Stock on April 27, 1995, utilizing the average of the high and low sale prices reported on the New York Stock Exchange on that date.


- --------------------------------------------------------------------------------------------

                                      -2-

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.    Incorporation of Documents by Reference.
                 ----------------------------------------

              The following documents are incorporated by reference in this registration statement:

              (a) The latest annual report on Form 10-K of Houghton Mifflin Company (the "Company" or the "registrant") filed with the Securities and Exchange Commission pursuant to
                      Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in
                      (a) above; and

              (c) The description of the registrant's Common Stock contained in its registration statement under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

              In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and be a part hereof from the date of filing of such documents.

      Item 4.          Description of Securities.
                       --------------------------

           Not Applicable.

      Item 5.          Interests of Named Experts and Counsel.
                       ---------------------------------------

           Not Applicable.

      Item 6.          Indemnification of Directors and Officers.
                       ------------------------------------------

              As permitted by Massachusetts law, the Restated Articles of Organization of the Company contain indemnification provisions to the effect that, subject to certain standards, directors and officers may be indemnified by the Company for all liabilities incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of the Company or, at the request of the Company, as a director or officer of any other organization or in any capacity with respect to any employee benefit plan.

              As permitted by Massachusetts law, the Restated Articles of Organization of the Company provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty, except to the extent that the Massachusetts Business Corporation Law ("MBCL") does not permit exception from such liability. Currently, the MBCL provides that a director remains potentially liable for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any improper payment of a dividend, improper repurchase of the Company's stock, or certain loans to directors and officers of the Company in violation of Sections 61 or 62 of MBCL; or (iv) any transaction from which a director derives an improper benefit.

              As also permitted by Massachusetts law, the Company has purchased directors' and officers' liability insurance, which insures against certain liabilities incurred in connection with the performance of their duties.

      Item 7.          Exemption from Registration Claimed.
                       ------------------------------------

           Not Applicable.

      Item 8.          Exhibits.
                       ---------

             The exhibits listed in the accompanying index to exhibits are filed as part of this Registration Statement.

      Item 9.          Undertakings.
                       -------------

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

                   1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 2, 1995.

                                         HOUGHTON MIFFLIN COMPANY

                                         By: Nader F. Darehshori
                                             -----------------------------
                                             Nader F. Darehshori, Chairman
                                             of the Board, President and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                TITLE                             DATE
- ---------                                                -----                             ----
Principal Executive Officer:
                                                         Chairman of the
                                                         Board, President,
                                                         Chief Executive
Nader F. Darehshori                                      Officer and Director            May 2, 1995
- -----------------------------------------
Nader F. Darehshori

Principal Financial and Accounting
Officer:

                                                         Vice President, Corporate
Michael J. Lindgren                                      Controller and Treasurer        May 2, 1995
- -----------------------------------------
Michael J. Lindgren

Joseph A. Baute*                                         Director                        May 2, 1995
- -----------------------------------------
Joseph A. Baute

SIGNATURE                                          TITLE                             DATE
- ---------                                          -----                             ----
Gail Deegan*                                       Director                        May 2, 1995
- -----------------------------------------
Gail Deegan

James O. Freedman*                                 Director                        May 2, 1995
- -----------------------------------------
James O. Freedman

Mary H. Lindsay*                                   Director                        May 2, 1995
- -----------------------------------------
Mary H. Lindsay

Charles R. Longsworth*                             Director                        May 2, 1995
- -----------------------------------------
Charles R. Longsworth

John F. Magee*                                     Director                        May 2, 1995
- -----------------------------------------
John F. Magee

Claudine B. Malone*                                Director                        May 2, 1995
- -----------------------------------------
Claudine B. Malone

Alfred L. McDougal*                                Director                        May 2, 1995
- -----------------------------------------
Alfred L. McDougal

George Putnam *                                    Director                        May 2, 1995
- -----------------------------------------
George Putnam

Ralph Z. Sorenson*                                 Director                        May 2, 1995
- -----------------------------------------
Ralph Z. Sorenson

DeRoy C. Thomas*                                   Director                        May 2, 1995
- -----------------------------------------
DeRoy C. Thomas

*By:  Paul D. Weaver
    -------------------------------------
      Paul D. Weaver, Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.                                 Description
 4.1                      Registrant's Restated Articles of Organization, as
                          amended to date (incorporated by reference to Exhibits
                          4.1 and 4.2 to Registration Statement No. 33-14850 and
                          Exhibit 1 to Form 8-K dated December 16, 1988)

 4.2                      Registrant's By-laws, as amended to date (incorporated
                          by reference to Exhibit 3 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1990)

 4.3                      Rights Agreement between the registrant and the First
                          National Bank of Boston, as Rights Agent (incorporated
                          by reference to Exhibit 1 to Form 8-K dated December 16,
                          1988)

   5                      Opinion of Goodwin, Procter & Hoar

23.1                      Consent of Ernst & Young LLP

23.2                      Consent of Goodwin, Procter & Hoar
                          (included in Exhibit 5 of this registration statement

  24                      Power of Attorney